UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2022

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FORZA INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

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Wyoming	000-56131	30-0852686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

406 9th Avenue, Suite 210

San Diego, California 92101

Tel: (619) 324-7388

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.03. Material Modification to Rights of Security Holders

On September 7, 2022, the Company filed with the Secretary of State of the State of Wyoming, an Articles of Amendment (the “Amendment”) designating the terms, preferences and rights of the 25,000,000 shares of the Company's previously authorized Class B Preferred Stock. Each share of Class B Preferred Stock entitles the holder thereof to ten thousand votes per share on all matters to be voted on by the holders of the Company’s common stock and is convertible into shares of the Company's common stock at the same rate. With respect to rights on liquidation, dissolution or winding up, shares of Class B Preferred Stock rank on parity with the Company's common stock. The foregoing description of the terms of the Class B Preferred Stock is qualified in its entirety by the provisions of the Amendment filed as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORZA INNOVATIONS INC.

Date: September 9, 2022	By:	/s/ Johnny Forzani
Johnny Forzani, President & C.E.O.

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